Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION

906 OF THE SARBAENES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Commerce Solutions, Inc. (the ‘Company’) on Form 10-QSB for the three months ended August 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the ‘Report’), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbaenes-Oxley Act of 2002, that to such officer’s knowledge: Section 13(a)

(1)	The Report fully complies with the requirements of Section 13 (a) of Section 15 (d) of the Securities and Exchange Act of 1934: and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Robert E. Maxwell Robert E. Maxwell	Chairman of the Board & Director	October 13, 2006

/s/ Daniel L. Hefner Daniel L. Hefner	Chief Executive Officer, President & Director	October 13, 2006

/s/ Frank D. Puissegur Frank D. Puissegur	Chief Financial Officer (Principal Financial Officer) and Director	October 13, 2006